UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2024

MESA AIR GROUP, INC.

(Exact Name of Registrant as specified in its charter)

Nevada	001-38626	85-0302351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

410 North 44th Street, Suite 700, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 685-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	MESA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Revolving Line of Credit

Mesa Air Group, Inc.’s (the “Company”) wholly owned subsidiaries, Mesa Airlines, Inc. (“Mesa”) and Mesa Air Group Airline Inventory Management, L.L.C. (“Mesa Inventory Management” and, together with Mesa, the “Borrowers”), previously entered into a Second Amended and Restated Credit and Guaranty Agreement dated as of June 30, 2022 (as amended by Amendment No. 1 to Second Amended and Restated Credit and Guaranty Agreement, dated as of December 27, 2022, Amendment No. 2 to Second Amended and Restated Credit and Guaranty Agreement, dated as of January 27, 2023, and Amendment No. 3 Second Amended and Restated Credit and Guaranty Agreement, dated as of September 6, 2023, the “Existing Credit Agreement”), with Wilmington Trust, National Association (“WTNA”) (as successor to CIT Bank, a division of First-Citizens Bank & Trust Company), in its capacity as Administrative Agent, WTNA (as successor to First-Citizens Bank & Trust Company (as successor by merger to CIT Bank, N.A.)), as collateral agent and the lenders from time to time party thereto, which is guaranteed by the Company. As previously reported, United Airlines, Inc. (“United”) purchased and assumed all of CIT Bank’s rights and obligations under the Existing Credit Agreement pursuant to a separate Assignment and Assumption Agreement and in connection with entering into the Third Amended and Restated Capacity Purchase Agreement with United, dated as of December 27, 2022 (the “United CPA”).

On January 11, 2024, the Company entered into Amendment No. 4 to the Existing Agreement, Amendment No. 1 to Stock Pledge Agreement and Limited Waiver of Conditions to Credit Extension United (collectively, “Amendment No. 4”) which provides for the following: (i) the repayment in full of the Company’s $10.5 million Effective Date Bridge Loan (as defined therein) obligations, and the prepayment (and corresponding reduction) of approximately $2.1 million in Revolving Loans (as defined therein), with the proceeds from the sale, assignment, or transfer of the Company’s vested investment in Heart Aerospace Incorporated (“Heart”), originally purchase by the Company for $5.0 million, (ii) as a result of the repayment of the Effective Date Bridge Loan and pay down of the Revolving Loans, the shares of capital stock of Archer Aviation, Inc. (“Archer”) held by the Company were released as collateral for the Existing Credit Facility, and (iii) the waiver of a financial covenant default with respect to the fiscal quarters ended June 30, 2023 and September 30, 2023. After giving effect to the foregoing transactions, the Company retained 222,222 unvested “penny” warrants in Heart and 2.27 million vested shares of common stock and 1.17 million unvested “penny” warrants in Archer.

Amendment to United Capacity Purchase Agreement

On January 11, 2024, the Company also entered into the First Amendment to Third Amended and Restated United CPA (the United CPA Amendment”), which provides for the following: (i) increased block-hour rates, retroactive to October 1, 2023 through December 31, 2024, which are projected to generate approximately $63.5 million in incremental revenue over the next twelve months; (ii) amended certain notice requirements for removal by United of up to eight CRJ-900 Covered Aircraft (as defined in the United CPA) from the United CPA, and (iii) extended United’s existing utilization waiver for the Company’s operation of E-175 and CRJ-900 Covered Aircraft (as defined in the United CPA) to June 30, 2024.

The foregoing descriptions of Amendment No. 4, the United CPA Amendment, and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which we expect to file as exhibits to our Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2024, subject to any applicable requests for confidential treatment with respect to certain portions of such agreements.

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 18, 2023, the Audit Committee of the Board of Directors of the Company concluded, after discussion with the Company’s management and RSM US LLP (“RSM”), the Company’s independent registered accounting firm for the year ended September 30, 2023, that the Company’s previously issued unaudited condensed consolidated financial statements as of and for the three and nine months ended June 30, 2023, included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (the “3rd Quarter 10-Q”) filed with the SEC on August 14, 2023, the earnings release relating to the Company’s financial results as of and for the fiscal quarter ended June 30, 2023 and in reports, related earnings releases, investor presentations or similar communications of the specified financial statements, should no longer be relied upon for the reason discussed below.

Subsequent to the filing of its Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and in connection with the preparation of its Annual Report on Form 10-K for the fiscal year ended September 30, 2023 (the “2023 Form 10-K”), the Company identified an approximately $30 million factual balance sheet misstatement associated with the classification of debt on the condensed consolidated balance sheet as of June 30, 2023. This error was due to certain debt covenant requirements that were not met under its Second Amended and Restated Credit and Guaranty Agreement dated as of June 30, 2022 (as amended, the “United Credit Agreement”), with United Airlines, Inc. (“United”). The debt covenants consisted of the 12-month rolling consolidated interest and rental coverage ratio covenants for the fiscal period ended June 30, 2023 and September 30, 2023. As a result, the $30 million should have been classified as current debt on the face of the balance sheet as opposed to long-term debt. In addition, the Company incorrectly stated in the going concern disclosures within the footnotes to its condensed consolidated financial statements included in the 3rd Quarter 10-Q that, as of June 30, 2023, the Company was in compliance with all of its debt covenants.

The Company’s management has concluded that in light of the classification error described above, a material weakness exists in the Company’s internal control over financial reporting and that the Company’s disclosure controls and procedures were not effective. The control deficiency and the Company’s remediation plan with respect to such resulting material weakness will be described in more detail in the 2023 Form 10-K.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with RSM, the Company’s independent registered public accounting firm.

As a result of the foregoing, as soon as practicable, the Company intends to file its Annual Report on Form 10-K for the year ended September 30, 2023. The Company will disclose the nature, timing, and extent of the error as of June 30, 2023 within the 2023 Form 10-K. Accordingly, the Company expects that the balance of approximately $30 million will be classified as long-term debt as of September 30, 2023 when the 2023 Form 10-K is filed.

Except as discussed above, the classification error had no impact on the Company’s cash and cash equivalent balances or total assets for the applicable period, nor any other item on the condensed consolidated balance sheet. It also had no impact on the Company’s condensed consolidated statement of operations, including total operating revenues and operating expenses, net loss, its condensed consolidated statements of cash flows, including total cash flows, or any non-GAAP measure reported.

Forward-Looking Statements

This Current Report on Form 8-K may be deemed to contain forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding the effects of the restatement of the Company’s past financial statements and the filing of the Company’s amended periodic reports. Words such as “future,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “may,” “might,” “predict,” “will,” “would,” “should,” “could,” “can,” “may,” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important risks and uncertainties that could cause the Company’s actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the timing and nature of the final resolution of the accounting issues discussed in this Current Report on Form 8-K, any delay in the filing of the 2023 Form 10-K and other required periodic reports with the U.S. Securities and Exchange Commission (the “SEC”), whether a restatement of financial results will be required for other accounting issues for the same or other periods in addition to the misstate correction in the 2023 Form 10-K currently expected by management, additional uncertainties related to accounting issues generally, adverse effects on the Company’s business as a result of the correction process and the risks identified in the Company’s reports filed with the SEC. All information provided in this Current Report on Form 8-K is as of the date hereof, and the Company undertakes no duty to update or revise this information unless required by law.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company is deeply saddened to report that Daniel McHugh, a member of the Company’s board of directors, passed away on January 12, 2024. Mr. McHugh had been a member of the Board since 2020, and was a member of the Compensation Committee of the Board.

No replacement for Mr. McHugh has been appointed at this time.

Item 8.01	Other Events.

On January 18, 2024, the Company also provided the following update regarding its ongoing asset sale program. Since September 2023, the Company has sold or entered into agreements to sell excess CRJ-900 aircraft and related engines for combined gross proceeds of $198.0 million, which has been and will be used to pay down $174.3 million in debt, as summarize below:

•	Sold 7 CRJ-900 NextGen aircraft for gross proceeds of $71.2 million.

•	Sold 7 remaining of 11 CRJ-900s previously contracted for sale for gross proceeds of $21.0 million.

•	Entered into agreements to sell 15 CRJ-900 airframes and 65 CF34-8C5 engines to various third parties for total gross proceeds of $105.8 million

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated January 18, 2024, issued by Mesa Air Group, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mesa Air Group, Inc.

Date: January 18, 2024	By:	/s/ Brian S. Gillman
Brian S. Gillman
Executive Vice President and General Counsel